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                                                              Exhibit 10(c)(iii)


                                OUTSIDE DIRECTORS
                             STOCK OPTION AGREEMENT
                               HARRIS CORPORATION
                              STOCK INCENTIVE PLAN
                             Amended as of 10/24/97


This Stock Option Agreement ("Agreement") is entered into as of the ____ day of ___________, 199_ between Harris Corporation (the "Corporation"), a Delaware corporation having its principal office in Melbourne, Florida, and [___________] (the "Director"), an outside director of the Corporation.

         1. THE OPTION: Under and subject to the provisions of the Corporation's Stock Incentive Plan as in effect from time to time (the "Plan"), the Corporation hereby grants to the Director the option to purchase an aggregate of 2,000 shares of Common Stock of the Corporation at the price of [price per share], subject to the following conditions:

                  (a) During the lifetime of the Director, this option shall be exercisable only by the Director, and (except when Section 2 is applicable) only while the Director continues to serve as a Director of the Corporation.

                  (b) Notwithstanding any other provision of this Agreement, this option shall expire no later than ten years from the date of this Agreement, and shall not be exercisable thereafter.

                  (c) The number of shares of Common Stock with respect to which the option may be exercised from time to time is limited to the following percentages of the aggregate number of shares optioned hereby:

                           (i) After the end of one year and prior to the end of two years from the date hereof, not more than fifty percent;

                           (ii) After the end of two years and prior to the end of three years from the date hereof, not more than seventy-five percent;

                           (iii) After the end of three years from the date hereof, one-hundred percent.

                  (d) Upon a "Change of Control" of the Corporation any option which has been outstanding for more than one year shall immediately become exercisable. For purpose of this Agreement, a "Change of Control" is defined in Section 11 of the Plan.

         2. RETIREMENT. The option may be exercised by the Director and for a period of three (3) years following retirement, provided that only those Options exercisable at the date of the Director's retirement may be exercised during the period following retirement.


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         3. DEATH. In the event of the death of the Director, the Option shall be exercisable only within the twelve (12) months next succeeding the date of death, and then only (i) by the executor or administrator of the Director's estate or by the person or persons to whom the Director's rights under the Option shall pass by the Director's will or the laws of descent and distribution, and (ii) if and to the extent that the Director was entitled to exercise the Option at the date of the Director's death.

         4. EXERCISE OF OPTION. This option may be exercised by delivering to the Corporation at the office of its Secretary (i) a written notice, signed by the person entitled to exercise the option, stating the number of shares such person then elects to purchase hereunder, (ii) payment in an amount equal to the full purchase price of the shares then to be purchased, and (iii) in the event the option is exercised by any person other than the Director, evidence satisfactory to the Corporation that such person has the right to exercise the option. Payment shall be made in cash, shares of common stock, or any combinations thereof. Upon the due exercise of the option, the Corporation shall issue in the name of the person exercising the option, and deliver to the Director, one or more certificates for the shares in respect of which the option shall have been so exercised. The Director agrees that no holder of the option shall have any rights as a shareholder in respect of any shares as to which the option shall not have been duly exercised and that no rights as a shareholder shall arise in respect of any shares as to which the option shall have been duly exercised until and except to the extent that a certificate or certificates for such shares shall have been issued.

         5. PROHIBITION AGAINST TRANSFER. The option and rights granted by the Corporation under this Agreement are not transferable except by will or the laws of descent and distribution. Without limiting the generality of the foregoing, the option may not be assigned, transferred except as aforesaid, pledged or hypothecated, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the option, shall be null and void and without effect.

         6. ADJUSTMENTS. In case there shall be a merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure such that shares of Common Stock are changed into or become exchangeable for a larger or smaller number of shares, thereafter the number of shares subject to outstanding Options granted to Directors and the number of shares subject to Options to be granted to Directors under the Plan shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such change in corporate structure, provided that the number of shares shall always be a whole number, and the purchase price per share of any outstanding Options shall, in the case of an increase in the number of shares, be proportionately reduced, and in the case of a decrease in the number of shares, shall be proportionately increased.

         7. COMMITTEE. The Committee administering the Plan shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe this Agreement.


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         8. INCORPORATION OF PLAN PROVISIONS. This Agreement is made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein have the meanings set forth in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

                                         HARRIS CORPORATION

                                         By:
                                             -----------------------------------
                                                  Chairman, President and
                                                  Chief Executive Officer


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